Sub-Item 77Q1(e)
Copies of new or amended Registrant investment advisory contracts
33-63212, 811-7736


Janus Aspen Series Investment  Advisory Agreement - Janus Aspen Protected Series
- Growth is incorporated herein by reference to Exhibit (d)(70) to Post-Effective Amendment No. 57 to Janus Aspen Series registration statement on Form N-1A, filed on December 30, 2011; accession number 0000950123-11-104593 (File No. 33-63212).